                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT, dated as of June 1, 1998, by and between ION LASER TECHNOLOGY, INC. (the "COMPANY"), a Utah corporation, and DAVID BRUHIN (the "EMPLOYEE").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to employ the Employee and the Employee desires to accept employment by the Company;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Employment.  Upon the terms and subject to the conditions of this
              ----------
Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company in the capacities hereinafter set forth.

          2.  Term of Employment.   Unless earlier terminated pursuant to
              ------------------
Section 6 below, the term (the "TERM") of this Agreement shall commence on the date hereof and shall continue in effect through May 31, 2000; provided, however, that commencing on May 31 and each anniversary thereof the term of this Agreement shall be extended for an additional year from May 31, 2000 or such anniversary as the case may be unless not later than 30 days prior to such automatic execution date the Company or the Employee shall have given notice that such party does not want to extend the term of this Agreement in which case the term of this Agreement shall end on May 31, 2000 or, if later, on the date to which the term of this Agreement was last automatically extended.

          3.  Duties; Extent of Services.
              --------------------------

          (a) Duties.  During the Term, the Employee shall serve in such
              ------
capacity and may be reasonably designated by the Board of Directors, initially as Vice President of Marketing, Business Development and Planning, and shall perform the duties, undertake the responsibilities and exercise the authority reasonably required of such an employee of the Company, and shall have such other powers and perform such additional executive duties as may be assigned to him from time to time by the Chief Executive Officer of the Company (the "CEO"). The Employee shall report to and carry out the lawful directions of the CEO.

          (b) Extent of Services.  Except for illness and permitted vacation
              ------------------
periods, during the Term the Employee shall (i) devote his full time and attention during normal business hours to the businesses of the Company and its subsidiaries and Affiliates (as defined herein); (ii) use his best efforts to promote the interests of the Company and its subsidiaries and Affiliates; (iii) discharge such executive and administrative duties not inconsistent with his position as may be assigned to him by the Board; and (iv) serve, without additional compensation, as a director or officer of any subsidiary of the Company if elected as such.

          4.  Compensation Benefits.
              ---------------------

          (a) Salary.  In consideration of the services rendered by the Employee
              ------
hereunder and provided that the Employee has substantially performed all of his obligations provided for herein, the Company will pay to the Employee a salary (the "SALARY") at the rate of $10,000 per month during the first year of the Term and at the rate of $5,000 per month during the second year of the Term and every year thereafter if the Term of this Agreement is extended. The Salary shall be paid in accordance with the Company's normal payroll practice.

          (b) Bonus.  The Company also will pay to the Employee a bonus (the
              -----
"BONUS") based on a percentage of sales of take home and whitening gels, including light activated and other gels, isolation materials, syringes and upscale maintenance products (all such gels, isolation materials, syringes and upscale maintenance products being hereinafter referred to as the "PRODUCTS") of the Company for each 12-month period beginning June 1, 1998 in accordance with the following:

First 12-Month Period
---------------------

Base Sales

Between 0 and $999,000                        0%
Between $1,000,000 and $2,999,999             2%
Between $3,000,000 and $7,999,999             3%
Between $8,000,000 and $9,999,999             2%
Over $10,000,000                              1%

Second 12-Month Period And Each 12-Month Period Thereafter
----------------------------------------------------------

Base Sales

Between 0 and $999,000                        0%
Between $1,000,000 and $2,999,999             5%
Between $3,000,000 and $7,999,999             3%
Between $8,000,000 and $9,999,999             2%
Over $10,000,000                              1%

If the Company completes an acquisition during the Term, the base annual sales amounts set forth above for each 12-month period after the 12-month period in which such acquisition occurs shall be increased by an amount equal to the annual sales of the Products by the target company during the 12 months prior to its acquisition by the Company (the "TARGET COMPANY'S LTM SALES") and the base sales amount set forth above for the 12-month period in which the acquisition occurs shall be increased by an amount equal to the Target Company's LTM Sales multiplied by a fraction the numerator of which shall be the number of months during such 12-month period after the date of acquisition and the denominator of which is 12. The Company will pay the Bonus to the Employee within 45 days of the end of each 12-month period.

          (c) During the Term, the Employee shall be entitled (i) to vacation time in accordance with the Company's policy from time to time in effect; (ii) to participate in all employee insurance and other fringe benefit programs, including, without limitation, life, health, dental and accident insurance plans and long term disability now or hereafter maintained by the Company for senior executive or other salaried personnel for which the Employee is eligible; and
(iii) to participate in a pension plan with terms similar to those applicable to executives of the Company.

          5. Options.  In consideration for entering into this Agreement, the
             -------
Employee shall be granted options to purchase up to 50,000 shares of the Company's common stock at $1.75 per share pursuant to a separate option agreement. If at or prior to the end of the second year of the Term, sales of the Products (excluding the amount, if any, by which the base annual sales amount in Section 4(b) was increased for such 12-month period pursuant to the last paragraph of Section 4(b)) are at least $3,000,000 for a period of 12 consecutive months beginning on and after the date hereof, then with respect to the first such 12-month period only, Employee will be granted by the Company options to purchase 50,000 shares of the Company's Common Stock at $1.75 per share pursuant to a separate option agreement. If at or prior to the end of the fifth year of the Term, if extended, the sales of the Products (excluding the amount, if any, by which the base annual sales amount in Section 4(b) was increased for such 12-month period pursuant to the last paragraph of Section 4(b)) are at least $10,000,000 for a period of 12 consecutive months beginning on and after the date hereof, then with respect to the first such 12-month period only, Employee will be granted by the Company options to purchase 50,000 shares of the Company's Common Stock at $1.75 per share pursuant to another separate option agreement. An example of the manner in which the options referred to in this Section 5 are to be earned is set forth in EXHIBIT 5A.

          6.  Termination Provisions.
              ----------------------

          (a) Termination for Cause.  The Board may terminate the Employee's
              ---------------------
employment hereunder for Cause, as hereinafter defined, immediately upon written notice to the Employee. For purposes of this Agreement, "CAUSE" shall mean (i) embezzlement, theft or other misappropriation of any property of the Company or any Affiliate, (ii) gross or willful misconduct resulting in substantial loss to the Company or any Affiliate or substantial damage to the reputation of the Company or any Affiliate, (iii) any act involving moral turpitude which results in a conviction for a felony involving moral turpitude, fraud or misrepresentation, (iv) gross neglect of his assigned duties to the Company or any Affiliate, (v) gross breach of his fiduciary obligations to the Company or any Affiliate, or (vi) any chemical dependence which materially affects the performance of his duties and responsibilities to the Company or any Affiliate; provided that in the case of the misconduct set forth in clauses (iv)
--------
and (vi) above, such misconduct shall continue for a period of 30 days following written notice thereof by the Company to the Employee. During the Term, the Employee shall be entitled to only one such notice and right to cure for any single act or event. If the Employee's employment is terminated for Cause, the Employee shall be entitled to receive only the unpaid portion of the Salary then in effect which has accrued to the date of termination and any other payments generally available to departing employees of the Company (such as unused vacation and personal days). The Employee shall not be entitled to receive any severance payment with respect to such termination. For the purpose of this Agreement, the term "AFFILIATE" means, with respect to the Company, any person or entity which, directly or indirectly, controls, is controlled by or under common control with the Company, with "CONTROL" to be based on the ownership of 50% or more of the voting securities (or their equivalent) of a particular entity.

          (b) Termination By Reason of Permanent Disability. If at any time
              ---------------------------------------------
during the Term the Employee has been unable, as a result of physical or mental illness or incapacity, to perform his duties hereunder for a period of four consecutive months or for an aggregate of more than six months in any twelve month period (a "PERMANENT DISABILITY"), the Employee's employment hereunder may be terminated by the Board upon thirty days' written notice to the Employee. If the Employee's employment is terminated by reason of Permanent Disability, the Employee shall be entitled to receive only the unpaid portion of the Salary then in effect which has accrued to the date of termination, plus any other payments generally available to departing employees of the Company (such as unused vacation and personal days), plus an amount equal to three months of Employee's Salary. Such amount shall be paid within thirty days after such termination.

          (c) Termination By Reason of Death. The Employee's employment
              ------------------------------
hereunder shall automatically terminate on the date of his death. If the Employee's employment is so terminated by his death, the Company shall pay to the Employee's estate in addition to the unpaid portion of the Salary then in effect through date of Employee's death plus an amount equal to three months of Employee's Salary, plus a pro rata portion of the Bonus which has accrued to the date of Employee's death if such death occurs within the last six months of a consecutive 12-month period during the Term, and plus any other payments generally available to departing employees of the Company (such as unused vacation and personal days). Such amount shall be paid within thirty days after the date of his death if a personal representative has been appointed by the end of such thirty day period or, if a personal representative has not been appointed by the end of such thirty day period, promptly after a personal representative has been appointed.

          (d) Termination Without Cause.  The Board may terminate the Employee's
              -------------------------
employment hereunder at any time for any reason without Cause in which case the Employee shall be entitled to receive an amount (the "SEVERANCE AMOUNT") equal to six months of Employee's Salary and a pro rata portion of the Bonus which has accrued to the date of termination if such termination occurs within the last six months of a consecutive 12-month period during the Term. The Severance Amount shall be in lieu of any other severance payment to which Employee may be otherwise entitled under any other severance plan maintained by the Company.
The Severance Amount shall be paid within 30 days of such termination. In addition, the Employee shall be entitled to receive any other payments generally available to departing employees of the Company (such as unused vacation and personal days).

          7. Covenants of the Employee.
              -------------------------

          (a) Non-Competition. Until the later of (X) the first anniversary of
              ---------------
the date of the termination of the Employee's employment hereunder and (Y) the end of the then current Term in effect on the date of such termination, the Employee shall not, directly or indirectly, engage in any business (a "RESTRICTED BUSINESS") which manufactures or distributes a dental product line similar to that of the Company's or be associated with any entity engaged in a Restricted Business, whether as a director, officer, employee, agent, consultant, partner, owner, independent contractor or otherwise.

          (b) Non-Solicitation of Employees of the Employer. Until the later of
              ---------------------------------------------
(X) the first anniversary of the date of the termination of the employment of the Employee hereunder and (Y) the end of the then current Term in effect on the date of such termination, the Employee shall not, and shall cause each business or entity with which he shall become associated in any capacity not to, solicit for employment or employ any person who is then, or who was at any time after the date four months prior to the date of such termination, employed in a professional or managerial position by the Company, its subsidiaries or Affiliates.

          (c) Confidentiality.  The Employee agrees and acknowledges that the
              ---------------
Confidential Information (as hereinafter defined) of the Company and its subsidiaries and affiliates, is valuable, special and unique to their business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company and its subsidiaries and Affiliates. Based on the foregoing, the Employee agrees to undertake the following obligations with respect to such Confidential Information:

               (i) the Employee agrees to keep any and all Confidential Information in trust for the use and benefit of the Company and its subsidiaries and Affiliates;

               (ii) the Employee agrees that, except as required by applicable law or as authorized in writing by the Board, he will not at any time during or after the termination of his employment hereunder, disclose, directly or indirectly, any Confidential Information of the Company or any of its subsidiaries or Affiliates;

               (iii) the Employee agrees to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information is kept confidential for the use and benefit of the Company and its subsidiaries and Affiliates; and

               (iv) the Employee agrees that, upon termination of his employment hereunder or at any other time the Company may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in his possession or under his control. The Employee further agrees, that if requested by the Company, to return any Confidential Information pursuant to this subparagraph (iv), he will not make or retain any copy or extract from such materials.

          For purposes of paragraph (c) of this Section 7, "CONFIDENTIAL INFORMATION" means any and all information developed by or for the Company or any of its subsidiaries or Affiliates of which the Employee gains or has acquired knowledge during or prior to the Term by reason of his employment with the Company that is (A) not generally known in any industry in which the Company or any of its subsidiaries or Affiliates is or may become engaged or (B) not publicly available. Confidential Information includes, but is not limited to, any and all information developed by or for the Company or any of its subsidiaries or Affiliates concerning plans, marketing and sales methods, customer lists, materials, processes, business forms, procedures, devices, plans for development of products, services or expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by the Company or any of its subsidiaries or Affiliates, together with all written, graphic and other materials relating to all or any part of the same.

          8.  Improvements and Inventions.
              ---------------------------

          (a) Disclosure of All Improvements and Inventions.  All designs,
              ---------------------------------------------
discoveries, ideas and inventions, whether or not patentable, copyrightable or protectable as trade secrets, and all innovations, improvements, variations, modifications, and substitutions in each case to the extent relating to the dental business, including the process of cleaning or treating human teeth with a light source or relating to "curing" materials used in the treatment of human teeth, whether or not patentable, copyrightable or protectable as trade secrets, including all patent and patent application rights and copyright and copyright application rights relating thereto which the Employee may make or conceive jointly or commonly with others during the Term in the course of performing his duties for the Company based, in whole or in part, upon the Confidential Information, or resulting, in whole or in part, from any other resources, supplies, facilities or equipment or business, technical or financial information or materials provided by the Company are hereafter collectively referred to as "INVENTIONS". The Employee shall promptly disclose all Inventions to the Company.

          (b) Assignment of Inventions.
              ------------------------

              (i) In consideration of the compensation payable to the Employee under Section 4 hereof, the Employee agrees that all Inventions described in paragraph (a) above shall be the sole and exclusive property of the Company and available to the Company at all times. At the request of the Company, the Employee agrees to sell, assign, transfer and set over to the Company, or its nominee, without royalty or any additional consideration, his entire right, title and interest in, to and under any and all Inventions.

              (ii) The Employee agrees to execute, both during and after the Term, such documents as the Company shall deem necessary or desirable for the transfer of such rights, titles and interests described in clause (i) above to it or its designee and for the preparation, filing, prosecution and procuring of trademark, copyright and/or patent applications and/or trademarks, copyrights and letters patent in any country of the world and for the transfer of interests therein, including the execution of original, divisional, continuing and reissue applications, preliminary statements, affidavits, and concessions.

              (iii) The Employee further agrees that if it is legally or otherwise impossible for the Company or its designees or assignees to apply for any such trademark, copyright or letters patent, or if any court or other body with appropriate jurisdiction finds the transfer of trademark, copyright or patent rights and/or other rights in any Invention to the Company hereunder to be unenforceable for any reason, then, in any such case, the Employee in lieu of the Company shall pursue such trademark, copyright or letter patent in his own name and shall grant the Company the first option to an exclusive license, at a de minimis royalty to be negotiated in good faith based on the respective parties' contributions and relevant industry standards, to utilize the trademark or copyright or to manufacture, utilize and/or sell Inventions which constitute and/or contain such patent, trade secret, know-how and/or other proprietary information. If such a license is not created, then the Company shall be able to use such Invention or substance on a non-exclusive, royalty-free basis.

              (iv) The Employee agrees to give testimony in any court action or administrative proceeding with respect to any matters mentioned above.

          9.  Reimbursement for Assignment of Inventions.  The Company shall
              ------------------------------------------
reimburse the Employee for all reasonable and properly documented out-of-pocket expenses actually incurred by him in the performance of any of the terms of
Section 8 hereof, including the preparation of documents, drawings, models and plans, the transfer and assignment of Inventions and any travel required to fulfill any obligation thereunder.

          10. Notices.  All notices and other communications hereunder shall be
              -------
in writing and shall be deemed to have been given when delivered by hand, mailed by first-class registered or certified mail, postage prepaid and return receipt requested, or delivered by overnight courier addressed as follows:

              (i)   If to the Company:

                    ION Laser Technology, Inc.
                    3828 South Main Street
                    Salt Lake City, Utah 84121
                    Telephone No.: 801-262-5555
                    Facsimile No.: 801-262-5770
                    Attention: President
                    with a copy to:

                    Durham, Evans, Jones & Pinegar, P.C.
                    Key Bank Towers, Suite 850
                    50 South Main Street
                    Salt Lake City, Utah 84144
                    Telephone No.: 801-538-2424
                    Facsimile No.: 801-538-2425
                    Attention: Jeffrey M. Jones, Esq.

                    with a copy to:

                    Richards & O'Neil, LLP
                    885 Third Avenue
                    New York, New York 10022-4873
                    Telephone No.: 212-207-1200
                    Facsimile No.: 212-750-9022
                    Attention:  Craigh Leonard, Esq.

              (ii)  If to the Employee:

                    David Bruhin
                    Swarthmore Consulting Group
                    601 North Chester Road
                    Swarthmore, PA    19081
                    Telephone No.:  610-543-0523
                    Facsimile No.:  610-604-0843

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

          11. Governing Law; Jurisdiction.  The validity, interpretation,
              ---------------------------
construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          12. Expenses.  If a dispute arises out of or related to this
              --------
Agreement, if either party to the Agreement brings legal action to enforce the terms of the Agreement, the party who prevails in such legal action, whether plaintiff or defendant, in addition to the remedy or relief obtained in such legal action, shall be entitled to recover his or its expenses incurred in such legal action, including without limitation, court costs and attorneys fees. A party shall be deemed to have prevailed in such a legal action if such action is concluded pursuant to a court order or final judgment in favor of such party which is not subject to appeal, a settlement agreement or dismissal of the principal claims.

          13. Entire Agreement.  This Agreement contains the entire agreement of
              ----------------
the parties and their Affiliates relating to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

          14. Severability.  If any term or provision of this Agreement or the
              ------------
application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

          15. Remedies.
              --------

          (a) Injunctive Relief.  The Employee acknowledges and agrees that the
              -----------------
covenants and obligations of the Employee contained in subsections (a), (b) and
(c) of Section 7 hereof relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and Affiliates and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore the Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from any such breach.

          (b) Remedies Cumulative.  The Company's rights and remedies under this
              -------------------
Section 15 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

          16. Withholding Taxes.  The Company may deduct any federal, state or
              -----------------
local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determine are required to deduct under applicable law.

          17. Amendments, Miscellaneous, Etc.  Neither this Agreement nor any
              ------------------------------
term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          18. Survival.  The covenants set forth in Sections 7 and 8 of this
              --------
Agreement shall survive and shall continue to be binding upon the parties notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Sections 7 and 8 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by the Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                              ION LASER TECHNOLOGY, INC.



                              By:/s/ Richard V. Trefz
                                 --------------------
                                 Name:
                                 Title:



                              /s/ David Bruhin
                              ----------------
                              DAVID BRUHIN

                                                                      EXHIBIT 5A


          Assume the Term begins on June 1, 1998 and the sales of the Products are as follows for each of the following 6-month periods:

6-Month Period                        Sales
----------------------------------  ---------

June 1, 1998 - November 30, 1998..  1,000,000
November 30, 1998 - June 1, 1999..  1,500,000
June 1, 1999 - November 30, 1999..  1,750,000
November 30, 1999 - June 1, 2000..  2,000,000
June 1, 2000 - November 30, 2000..  5,000,000
November 30, 2000 - June 1, 2001..  4,000,000
June 1, 2001 - November 30, 2001..  6,000,000
November 30, 2001 - June 1, 2002..  6,000,000

          1. Bruhin is entitled to 50,000 options on November 30, 1999 because sales of Products for the 12-month period from November 30, 1998 to November 30, 1999 total $3,250,000. Even though sales in each 12-month period succeeding November 30, 1999 exceed $3,000,000, Bruhin is not entitled to another grant of options on account of the $3,000,000 benchmark.

          2. In addition to the 50,000 options to which Bruhin is entitled on November 30, 1999, Bruhin is entitled to another 50,000 options on November 30, 2001 because sales of Products for the 12-month period from November 30, 2000 to November 30, 2001 are at least $10,000,000. Even though sales for the period June 1, 2001 through June 1, 2002 are also at least $10,000,000, Bruhin is not entitled to another grant of options on account of the $10,000,000 benchmark.